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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-30332 of NYMEX Holdings, Inc. on Form S-4 of our report dated March 31, 2000 (April 26, 2000 as to Notes 14 and 15) relating to the consolidated financial statements of the New York Mercantile Exchange and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
May 10, 2000